UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2012

ASTEC INDUSTRIES, INC. (Exact Name of Registrant as Specified in Charter)

Tennessee	001-11595	62-0873631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road Chattanooga, Tennessee 37421 (Address of Principal Executive Offices and Zip Code)

(423) 899-5898 (Registrant's telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-d(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

 On April 12, 2012 Astec Industries, Inc. (the “Company”) and certain of its subsidiaries entered into a new, amended and restated credit agreement with Wells Fargo Bank, National Association (“Lender”) whereby the Lender has agreed to extend to the Company an unsecured line of credit loan of up to One Hundred Million Dollars ($100,000,000), including a sub-limit for letters of credit of up to Twenty-Five Million Dollars ($25,000,000).

The new amended and restated credit agreement replaced an expiring credit facility between the Company and the Lender.  There were no outstanding revolving or term loan borrowings under the expiring credit facility at the time of transition.

The amended and restated agreement expires five years from the date of the agreement.  Borrowings under the agreement are subject to an interest rate equal to the daily one month LIBOR rate plus a 0.75% margin.  Interest only payments are due monthly.

The foregoing summary of the amended and restated credit agreement does not purport to be complete and is qualified in its entirety by reference to the amended and restated credit agreement, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEC INDUSTRIES, INC.

Date: April 17, 2012	By:/s/ David C.Silvious David C. Silvious, Vice President and Chief Financial Officer (Principal Financial Officer)